UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2005

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) As originally described in the Registrant’s Current Report on Form 8-K dated October 18, 2004 and filed with the Securities and Exchange Commission on October 22, 2004 (the “Prior 8-K”), the Registrant’s Audit Committee initiated an internal investigation regarding certain purported product returns (the “Product Returns”) to one of the Registrant’s distributors, Macnica Japan (“Macnica”), by its customers. The Audit Committee investigation and discussion included a review of the Registrant’s compliance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 “Revenue Recognition in Financial Statements” (“SAB 104”) as applied to the circumstances surrounding the Product Returns. Under SAB 104, a requirement for revenue recognition is that all of the following criteria must be met: (1) there is persuasive evidence that an arrangement exists, (2) delivery of goods has occurred, (3) the sales price is fixed or determinable, and (4) collectibility is reasonably assured. In addition to SAB 104, the Registrant’s revenue recognition policy, for sales to distributors, requires that the Registrant defer recognition of revenue until such time that the distributor sells products to its customers based upon receipt of point-of-sales reports from the distributor. As of the Audit Committee’s determination on January 25, 2005, the internal investigation revealed that approximately $1.4 million of a sale of the Registrant’s product to Macnica did not meet the foregoing criteria because the Registrant’s Country Manager for the Japan Sales Office (who is no longer employed by the Registrant) had agreed that Macnica could return the product to the Registrant at Macnica’s discretion. The Audit Committee determined that this former employee had agreed to a term of sale that was outside of the Registrant’s standard practices and was not referenced in the documentation related to the sale submitted to the Registrant’s finance department. Given the discovery of this arrangement for Macnica to return the product, the Registrant’s Audit Committee concluded that the Registrant should restate certain financial information that was previously reported in the Registrant’s Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 6, 2004 (the “June 2004 Form 10-Q”) to properly reflect its revenue and related financial information for the referenced periods (the “Initial Restatement”). Accordingly, the Registrant advised in the Prior 8-K that the Consolidated Balance Sheet as of June 30, 2004 and the related Consolidated Statements of Operations for the three months and six months ended June 30, 2004 included in the June 2004 Form 10-Q should no longer be relied upon. The financial impact of the Initial Restatement was reflected in the Registrant’s Transitional Report on Form 10-K/T for the transition period ended September 30, 2004 filed with the Securities and Exchange Commission on February 3, 2005 (the “Transitional Report”). For more information regarding the Initial Restatement, please see Note 9 of the Notes to the Registrant’s Consolidated Financial Statements, “Supplementary Financial Information” in the Registrant’s Transitional Report.

The Audit Committee directed that the internal investigation continue following reporting of the Initial Restatement. As a result of this further investigation, on May 5, 2005 the Audit Committee determined that additional sale transactions with Macnica, as well as with an additional distributor of the Registrant, Uniquest, did not meet the Registrant’s revenue recognition criteria and the requirements of SAB 104. In certain circumstances, the same former employee of the Registrant had agreed that Macnica could return the referenced product at Macnica’s discretion. This former employee had on these occasions agreed to a term of sale that was outside of the Registrant’s standard practices and was not referenced in the documentation related to the sale submitted to the Registrant’s finance department. In addition, the Audit Committee determined that, in certain other circumstances, Macnica had shipped product not to end customers but to other distributors and the Registrant had relied on point-of-sales reports submitted to the Registrant by Macnica that indicated the referenced product had been shipped to an end customer of Macnica when such product had only been shipped to other distributors. Recognition of revenue on sales between distributors instead of to the end customers is not permitted under the Registrant’s revenue recognition policies. Further, the Audit Committee determined that certain sales transactions with Uniquest did not meet the Registrant’s revenue recognition criteria and the requirements of SAB 104 because in certain circumstances, employees of Uniquest had incorrectly reported to the Registrant the date of shipments to end customers.

As a result, the Audit Committee concluded on May 5, 2005 that the Registrant should restate certain financial information (the “Additional Restatement”) that was previously reported in the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and December 31, 2004 as well as certain financial information for the quarter and transitional period ended September 30, 2004 and that was previously reported in the Registrant’s Transitional Report. The Additional Restatement was based on the Audit Committee’s conclusion on such date that the Consolidated Balance Sheets as of March 31, 2004, June 2004, September 30, 2004 and December 31, 2004 and the related Consolidated Statements of Operations for the three months ended March 31, 2004, the three and six months ended June 30, 2004, the nine month transition period ended September 30, 2004 and the three months ended December 31, 2004 should no longer be relied upon because of errors in such financial statements.

The impact of the Additional Restatement for each of the affected periods can be summarized as follows (unaudited, in thousands except per share data):

	Quarter Ended March 31, 2004	Quarter Ended June 30, 2004	Quarter Ended September 30, 2004	Transition Period Nine Months Ended September 30, 2004	Quarter Ended December 31, 2004
Net revenues (as reported)	$4,166	$3,037	$2,218	$9,421	$1,618
Restatement Adjustment	$(893)	$(436)	$1,077	$(252)	$55
Net revenues (as restated)	$3,273	$2,601	$3,295	$9,169	$1,673

Gross profit (as reported)	$1,194	$422	$(4,085)	$(2,469)	$423
Restatement Adjustment	$(294)	$(155)	$357	$(93)	$23
Gross profit (as restated)	$900	$267	$(3,728)	$(2,562)	$446

Net loss (as reported)	$(1,785)	$(2,648)	$(7,139)	$(11,572)	$(2,901)
Restatement Adjustment	$(294)	$(155)	$357	$(93)	$23
Net loss (as restated)	$(2,079)	$(2,803)	$(6,782)	$(11,665)	$(2,878)

The Registrant has filed further information regarding the Additional Restatement in connection with its Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2005 as part of a supplemental information disclosure in such Quarterly Form 10-Q.

The Audit Committee has discussed the Additional Restatement with the Registrant’s independent public accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Jeffrey L. Garon
Jeffrey L. Garon
Chief Financial Officer

Date: June 13, 2005